UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of principal executive offices)

(410) 571-9860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.02. The information in this Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On April 15, 2020, Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company,” “our Company,” “we,” or “us”) announced the private offering of $350 million in senior unsecured notes (the “Offering”). In connection with the Offering, the Company distributed an offering memorandum which included the following Company update:

Recent Developments

Within this update, management has provided, among other things, a preliminary estimate of our transaction originations and our GAAP EPS and Core EPS (as defined below) for the quarter ended March 31, 2020 and the Company’s cash position, pipeline and unencumbered assets as of March 31, 2020. We have also provided an update on a recently announced transaction at the University of Iowa, our use of our At-the-Market (“ATM”) equity program, the health and safety of our employees and our response to the novel coronavirus (COVID-19) crisis (the “Crisis”) which is having a significant impact on local, regional, national and global economies and on the broader financial markets. We expect to review and adjust our efforts as the circumstances and impacts of the pandemic develop and respond to the shifting business and financial landscape and heightened volatility in, among other things, financial markets as well as the general economy and the various federal, state and local guidelines on business operations.

•	Earnings per Share (“EPS”) – For the quarter ended March 31, 2020, the Company estimates earnings per share, on a fully diluted basis calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) of between $0.35 to $0.45 as compared to $0.21 during the same period in 2019.

•	Core EPS – For the quarter ended March 31, 2020, the Company estimates Core EPS (as defined below) of between $0.39 to $0.44 as compared to $0.33 during the same period in 2019.

•	At-the-Market Equity Issuances – During the period from January 1, 2020 to April 10, 2020, the Company sold approximately 6,109,021 shares raising approximately $150 million at an average price per share, net of costs, of $24.50 including sales for the period from January 1, 2020 to March 31, 2020, of approximately 4,605,635 shares raising approximately $117 million at an average price per share, net of costs, of $25.50.

•	Liquidity Position – As of March 31, 2020, the Company estimates that it had unrestricted cash of approximately $172 million as compared to approximately $6 million as of December 31, 2019. For the quarter ended March 31, 2020, the Company also drew down amounts under its credit facilities of approximately $122 million.

•	Quarterly Transactions – For the quarter ended March 31, 2020, the Company completed approximately $185 million of transactions, as compared to approximately $319 million during the same period in 2019.

•	Pipeline – As of March 31, 2020, the Company’s pipeline consisted of more than $2.5 billion in new equity, debt and real estate opportunities. We refer to potential opportunities as being part of our pipeline if we have determined that the project fits within our investment strategy and exhibits the appropriate risk and reward characteristics through an initial credit analysis, including a quantitative and qualitative assessment of the opportunity, as well as research on the market and sponsor. Our pipeline of transactions that could potentially close in the next 12 months consists of opportunities in which we will be the lead originator as well as opportunities in which we may participate with other institutional investors. There can, however, be no assurance with regard to any specific terms of such pipeline transactions or that any or all of the transactions in our pipeline will be completed.

•	University of Iowa Transaction – In March, the Company entered into, and funded, a $115 million preferred equity investment in a utility public-private partnership (“P3”) among the University of Iowa Energy Collaborative Holdings LLC (an affiliate of the University of Iowa), ENGIE Hawkeye Holdings LLC (an affiliate of Engie North America), Meridiam Hawkeye LLC (an affiliate of Meridiam SAS), and a subsidiary of the Company, to operate, maintain and upgrade the University of Iowa’s energy and water utilities. This 50-year concession agreement is designed to allow the University of Iowa to meet its zero-carbon energy transition objectives including becoming coal-free in energy production on campus on or before 2025. The University of Iowa is an investment grade counterparty and Engie North America, a subsidiary of Engie SA, one of the world’s leading energy providers, will operate, maintain, optimize, and modernize the on-campus utility systems for the university under the agreement.

•	Dividend – The Company paid its previously announced first quarter dividend of $0.34 per share in cash on April 10, 2020.

•	Securitization and Financing Update – The Company has continued to complete gain on sale securitization transactions with large institutional investors such as life insurance companies, including a transaction that closed in late March. The market for the assets we finance has remained active throughout various market cycles due to investor demand for high credit quality, long-term investments.

•	Business Operations – The Company took action on March 10, 2020 to close its office and move to a remote workforce to help ensure the safety and productivity of its employees and help prevent the spread of COVID-19 among its workforce and in the community. We took this action early as we recognized the seriousness of the situation and wanted to protect our employees and the members of the communities in which they live and work. We have spent significant time and resources over the last several years to update our IT infrastructure and our use of the cloud to allow us to take this action. On April 8, we announced donations totaling $150,000 to several Maryland charities who are providing services during the Crisis. Renewable energy projects are generally being treated as essential operations or essential businesses under federal, state and local government mandates and thus continue to operate.

•	Residential Solar Portfolio – The Company continues to monitor its residential solar portfolio. Homeowners participating in the residential solar projects typically save money through the use of their solar panels as compared to the average electric price in their zip code. As of December 31, 2019, approximately 65% of our portfolio consists of homeowners with FICO credit scores at the time of contract signing above 720 and approximately 96% of our portfolio consists of homeowners with FICO credit scores at the time of contract signing above 660.

•	Unencumbered Assets – As of March 31, 2020, the Company estimates that it had assets (including cash) not otherwise encumbered by debt of approximately $1.31 billion.

Company Update

Preliminary Outlook for First Quarter 2020 Financial Result. Because the first quarter of 2020 has just ended, our financial results for the first quarter of 2020 are not yet available, we are providing an estimated range of our GAAP EPS and Core EPS as well as selected other financial information. Core EPS represents earnings attributable to stockholders, excluding earnings allocated to minority interest holders, non-cash equity- based compensation, amortization of intangible assets, certain provisions for credit losses and non-cash income taxes. Core EPS as presented does not include the potential impact from the adoption of the credit loss standard starting on January 1, 2020. We believe that core EPS provides an additional measure of our core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of our financial results to those of other comparable companies with fewer or no non-cash charges and comparison of our own operating results from period to period. Our management team uses Core EPS in this way. We believe that our investors also use Core EPS, or a comparable supplemental performance measure, to evaluate and compare our performance to that of our peers, and as such, we believe that the Core EPS metric is useful to our investors.

The following table provides a reconciliation of the range of estimated GAAP EPS to estimated Core EPS for the quarter ended March 31, 2020.

	Dollars in thousands		Per Share (diluted)
	Low	High	Low	High
GAAP Net income attributable to controlling stockholders	$24,440	$31,440	$0.35	$0.45
Core earnings adjustments
Reverse GAAP income from equity method investments	(26,500)	(28,000)
Add back core equity method investments earnings	15,000	17,000
Non-cash equity-based compensation charges	3,500	3,000
Non-cash provision for taxes	7,500	5,000
Other	3,150	2,150

Core Earnings	$27,090	$30,590	$0.39	$0.44

Our GAAP EPS and Core EPS ranges and other financial information are based on expectations and estimates that are subject to change upon completion of the Company’s financial statements for the quarter ended March 31, 2020, including all disclosures required by GAAP, and any such change could be material. There can be no assurance that the range of the Company’s estimated GAAP EPS and Core EPS and other financial information for the quarter ended March 31, 2020 are indicative of what the Company’s results are likely to be for the quarter ended March 31, 2020 or in future periods as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between the time of this report and the time that the Company’s financial results for the quarter ended March 31, 2020 are finalized.

The estimated financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. Ernst & Young LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the financial data presented herein. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto. We undertake no obligation to update or revise our preliminary estimates of our financial information prior to issuance of financial statements for the quarter ended March 31, 2020. While we believe that these preliminary estimates are based on reasonable assumptions and information available to us as of April 10, 2020, actual results may vary, and such variations may be material. Our preliminary estimates, as of April 10, 2020, should not be viewed as a substitute for our financial results for any period determined in accordance with GAAP, nor is it necessarily comparable to any similar financial measure that may be presented by other companies.

Risk Factor Update

The following risk factors are intended to be an update to the Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 24, 2020 as supplemented by the Form 10-K/A (excluding exhibits), filed with the SEC on March 27, 2020, collectively, the “Form 10-K”.

The current outbreak of COVID-19 or the future outbreak of any other highly infectious or contagious diseases, could adversely impact or cause disruption to our financial condition and results of operations. The spread of the COVID-19 outbreak has disrupted, and is likely to further cause severe disruptions in, the U.S. and global economy and financial markets and create widespread business continuity and viability issues.

In recent years the outbreaks of a number of diseases, including Avian Bird Flu, H1N1, and various other “super bugs,” have increased the risk of a pandemic. In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread to over 100 countries, including the United States. COVID-19 has also spread to every state in the United States and in regions where we have our executive offices and principal operations, and in regions where our projects and other investments are located or where they are managed. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. Since March 13, 2020, there have been a number of federal, state and local government initiatives to manage the spread of the virus and its impact on the economy, financial markets and continuity of businesses of all sizes and industries.

The potential impact and duration of COVID-19 or another pandemic could have significant repercussions across regional, national and global economies and financial markets, and could trigger a period of regional, national and global economic slowdown or regional, national or global recessions. The outbreak of COVID-19 in many countries continues to adversely impact regional, national and global economic activity and has contributed to significant volatility and negative pressure in financial markets. The impact of the outbreak has been rapidly evolving and, as cases of the virus have continued to increase around the world, many countries, including the United States, have reacted by instituting, among other things, quarantines and restrictions on travel.

Most states, including where we have our office (Maryland) and in regions where our projects and other investments are located or where they are managed (including California and New York), have also reacted by instituting quarantines, restrictions on travel, “shelter in place” or “stay at home” rules, restrictions on types of business that may continue to operate, and/or restrictions on types of construction projects that may continue. Although, in certain cases, exceptions may be available for certain essential operations and businesses, there is no assurance that such exceptions will enable us to avoid adverse effects to our results of operations and business. Further, such actions create disruption in energy efficiency, renewable energy, real estate and other sustainable infrastructure markets and adversely impact a number of industries.

We believe that our ability to operate and our level of business activity has been, and will in all likelihood continue to be, impacted by effects of COVID-19 and could in the future be impacted by another pandemic and that such impacts could adversely affect the profitability of our business, as well as the values of, and the cash flows from, the assets we own. For example, the effects of COVID-19 or another pandemic could adversely impact our financial condition and results of operations due to, among other factors:

•	interrupted service and availability of personnel, including our executive officers and other employees that are part of our management team and an inability to recruit, attract and retain skilled personnel—to the extent our management or personnel are impacted by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work, our business and operating results may be negatively impacted;

•	difficulty accessing debt and equity capital on attractive terms, or at all, and severe disruption or instability in the global financial markets or deteriorations in credit and financing conditions may affect our ability or the ability of our sustainable infrastructure projects and our ultimate off-taker or project users to make regular payments of principal, interest or project revenue (e.g., due to unemployment, underemployment, or reduced income or revenues) or to access savings or capital necessary to fund business operations or replace or renew maturing liabilities on a timely basis, and may adversely affect the valuation of financial assets and liabilities, any of which could result in the inability to make payments under our borrowing facilities or notes, affect our or our projects’ ability to meet liquidity, net worth, and leverage covenants under borrowing facilities or have a material adverse effect on the value of investments we hold or on our business, financial condition, results of operations and cash flows;

•	temporary or lasting changes involving the status, practices and procedures of our or our projects or our projects’ sponsors’ operations, including with respect to new originations of investments —

to the extent we elect or are required to limit or be more selective in making new originations of investments, we may strain our relationships with business partners, customers and counterparties, breach actual or perceived obligations to them, and be subject to litigation and claims from such partners, customers and counterparties, any of which could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows; moreover, some of our ultimate off-taker or project users’ operations, or our operations, the sustainable infrastructure markets or projects and our ultimate off-taker or project users have not been able to and others may not be able to function effectively because of, among other factors, disruptions in the normal operation of sustainable infrastructure markets or projects, any inability to access short-term or long-term financing, a disruption in the market for securitization transactions, or the inability to access these markets or execute securitization transactions due to negative impacts to our, our projects or our ultimate off-taker or project users financial condition or operating capabilities resulting from the COVID-19 pandemic; any or all of these impacts could result in reduced net investment income and cash flow, as well as an impairment of our investments which reductions and impairments could be material;

•	to the extent ultimate off-taker or other project users that have been negatively impacted by the COVID-19 pandemic do not timely remit payments of principal, interest or other payments (whether due to an inability to make such payments, an unwillingness to make such payments, or a waiver of the requirement to make such payments on a timely basis or at all, including under the terms of any applicable forbearance, modification, or maturity extension agreement or program (which forbearance, waiver, or maturity extension may be available as a result of a government-sponsored or -imposed program or under any such agreement or program we or our project sponsors may otherwise offer)), then the value of our investments will likely be impaired, potentially materially; moreover, to the extent any such pandemic impacts local, regional or national economic conditions, the value of a sustainable infrastructure project is likely to decline, which would likely negatively impact the value of our investments, potentially materially;

•	some of our sustainable infrastructure projects are being constructed and others are subject to ongoing maintenance; planned construction or maintenance of some of these projects have not been able to proceed on a timely basis or at all and others may be similarly affected as a result of being negatively impacted by the COVID-19 pandemic, including due to operating disruptions or government mandated moratoriums on construction, deployment or redeployment or the inability to source the necessary construction personnel, equipment or parts; all of the foregoing factors would likely negatively impact the value of our investments, potentially materially;

•	the inability of our project sponsors to operate or to operate in affected areas, including the bankruptcy of one or more project sponsors or their suppliers, or inability of our internal resources to effectively manage our investments in certain of their activities or perform certain administration functions;

•	the inability of other third-party vendors we rely on to conduct our business to operate effectively and continue to support our business and operations, including vendors that provide IT services, legal and accounting services, or other operational support services;

•	the inability of our or our investments’ counterparties to make or satisfy the conditions, covenants or representations and warranties in agreements they have entered into with us or our counterparties;

•	our ability to ensure operational continuity in the event our business continuity plan is not effective or ineffectually implemented or deployed during a disruption; and

•	our ability to operate, which may cause our business and operating results to decline.

The rapid development and fluidity of the circumstances resulting from this pandemic preclude any prediction as to the ultimate adverse impact of COVID-19. Nevertheless, COVID-19 and the current financial, economic and capital markets environment, and future developments in these and other areas present material uncertainty and risk with respect to our performance, financial condition, volume of business, results of operations and cash flows.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this ‘‘Risk Factors’’ section, as well as the Risk Factors in the Form 10-K, such as those relating to changes in interest rates, declining demand for our projects due to declining costs of traditionally-sourced energy, the lack of liquidity of our assets and investments, changes in the fair value of our assets, negative market conditions, our dependence on third-party contractual arrangements, our dependence on the availability of capital, changes in credit ratings assigned to our assets, counterparties to repurchase transactions’ defaulting on their obligations and our investments’ subjectivity to delinquency, foreclosure and loss.

Our results could be adversely affected by counterparty credit risk.

The economic impact of COVID-19 and the associated volatility in the financial markets has triggered a period of economic slowdown or recession and could jeopardize the solvency and financial wherewithal of counterparties with whom we do business. In the event a counterparty to us or one of our sustainable infrastructure projects becomes insolvent or unable to make payments, we may fail to recover the full value of our investment or realize the value from the counterparty’s contract, thus reducing our earnings and liquidity. In addition, the insolvency of one or more of our, or one of our sustainable infrastructure projects’, counterparties could reduce the amount of financing available to us, which would make it more difficult for us to leverage the value of our assets and obtain substitute financing on attractive terms or at all. A material reduction in our financing sources or an adverse change in the terms of our financings could have a material adverse effect on our financial condition and results of operations.

The unaudited selected financial data included in this Current Report on Form 8-K are estimates and subject to change and in some cases may be materially lower than the values presented in the selected financial data.

The selected and estimated financial data in this Current Report on Form 8-K are the responsibility of our management, were prepared by our management and are based on a number of assumptions. Such financial data are based on numerous adjustments, assumptions and estimates, are subject to numerous other uncertainties and do not purport to reflect our current actual financial position, nor do they reflect or purport to reflect our actual financial position. These estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and are not necessarily indicative of the results to be achieved for the quarter ended March 31, 2020. Additional items that may require adjustments to such selected financial data may be identified and could result in material changes to such selected financial data. Estimates of financial data are inherently uncertain and we undertake no obligation to update the estimated financial data in this Current Report on Form 8-K. See Forward-Looking Statements and the Risk Factors set forth in this Current Report on Form 8-K and the risks described in our Risk Factors included in the Form 10-K and our subsequent filings under the Securities Exchange Act of 1934, as amended, for a discussion of factors that could impact our actual results of operations and such selected financial data. Ernst & Young LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the financial data presented herein. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

As a result of the foregoing, investors should not place undue reliance on unaudited financial data and other information in this Current Report on Form 8-K.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in the Form 10-K under the caption “Risk Factors” as well as Risk Factors set forth in this Current Report on Form 8-K. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, or SEC, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Other important factors that we think could cause our actual results to differ materially from expected results are summarized below. One of the most significant factors, however, is the ongoing impact of the current outbreak of the novel coronavirus (COVID-19), on the U.S., regional and global economies, the U.S. sustainable infrastructure market and the broader financial markets. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below and the risks described in the Form 10-K, in our subsequent filings under the Securities Exchange Act of 1934, as amended, and in the Risk Factors set forth in this Current Report on Form 8-K. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally, uncertainty regarding the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Important factors, among others, that may affect our actual results include:

•	negative impacts from continued spread of coronavirus (COVID-19), including on the U.S. or global economy or on our business, financial position or results of operations;

•	our expected returns and performance of our investments;

•	the state of government legislation, regulation and policies that support or enhance the economic feasibility of projects that reduce carbon emissions or increase resilience to climate change, which we refer to as climate change solutions, including energy efficiency and renewable energy projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy;

•	availability of opportunities to invest in climate change solutions including energy efficiency and renewable energy projects and our ability to complete potential new opportunities in our pipeline;

•	our relationships with originators, investors, market intermediaries and professional advisers;

•	competition from other providers of capital;

•	our or any other company’s projected operating results;

•	actions and initiatives of the federal, state and local governments and changes to federal, state and local government policies, regulations, tax laws and rates and the execution and impact of these actions, initiatives and policies;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities and economic trends;

•	our ability to obtain and maintain financing arrangements on favorable terms, including securitizations;

•	general volatility of the securities markets in which we participate;

•	the credit quality of our assets;

•	changes in the value of our assets, our portfolio of assets and our investment and underwriting process;

•	the impact of weather conditions, natural disasters, accidents or equipment failures or other events that disrupt the operation of our investments or negatively impact the value of our assets;

•	rates of default or decreased recovery rates on our assets;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our assets and target assets;

•	changes in commodity prices, including continued low natural gas prices;

•	effects of hedging instruments on our assets or liabilities;

•	the degree to which our hedging strategies may or may not protect us from risks, such as interest rate volatility;

•	impact of and changes in accounting guidance;

•	our ability to maintain our qualification as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “1940 Act”);

•	availability of and our ability to attract and retain qualified personnel;

•	estimates relating to our ability to generate sufficient cash in the future to operate our business and to make distributions to our stockholders; and

•	our understanding of our competition.

Forward-looking statements are based on beliefs, assumptions and expectations as of the date of this Current Report on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements after the date of this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

9

The risks included here are not exhaustive. Other sections of this Current Report on Form 8-K may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Steven L. Chuslo
Name:	Steven L. Chuslo
Title:	Executive Vice President and General Counsel

Date: April 15, 2020